UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street
New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On September 22, 2008, ImClone Systems Incorporated (the “Company”) received correspondence from counsel for Merck KGaA (“Merck”) dated September 20, 2008 commencing an arbitration proceeding between Merck and the Company. Merck claims that the Yeda Settlement Agreement of December 7, 2007 resulted in the breach of one of the Company’s representations in the Development and License Agreement with Merck, and that, therefore, Merck was no longer obligated to reimburse a portion of the royalty payments paid by ImClone to Yeda and Sanofi-Aventis following the date of that agreement. Merck is asserting a claim of approximately $10.4 million as well as other unspecified damages relating to an alleged dimunition of value of the Company’s Development and License Agreement with Merck. The Company does not believe that the settlement with Yeda altered Merck KGaA's obligation to pay us the royalty reimbursement and will vigorously defend against the claims asserted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

By:	/s/ Andrew K. W. Powell
Dated: September 26, 2008	Andrew K. W. Powell Senior Vice President and General Counsel